As filed with the Securities and Exchange Commission on June 2, 1995 Registration No. 33-
______________________________________________________________________________
__________________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
__________

NORTHROP GRUMMAN CORPORATION
(Exact name of registrant as specified in its charter)
Delaware                        95-1055798
(State of Incorporation)        (I.R.S. Employer Identification No.)

1840 Century Park East, Los Angeles, California 90067
(Address of Principal Executive Offices)

Northrop Grumman Savings and Investment Plan
Vought Aircraft Salaried Savings and Investment Plan
(Full Title of the Plan)
__________

Richard R. Molleur
Corporate Vice President and General Counsel
Northrop Grumman Corporation
1840 Century Park East
Los Angeles, California  90067
(Name and Address of Agent for Service)

(310) 553-6262
(Telephone number of Agent for Service)
__________

                        CALCULATION OF REGISTRATION FEE
______________________________________________________________________________

                        PROPOSED    PROPOSED
TITLE OF                MAXIMUM     MAXIMUM
SECURITIES  AMOUNT      OFFERING    AGGREGATE       AMOUNT OF
TO BE       TO BE       PRICE       OFFERING        REGISTRATION
REGISTERED  REGISTERED  PER SHARE   PRICE           FEE

Common      1,300,000   $51.50 (3)  $66,950,000(3)  $23,086.21(4)
Stock (1)   Shares (2)
value $1.00
per share

___________________
(1) Includes rights ("Rights") issuable pursuant to that certain Common Stock Purchase Rights Plan dated September 21, 1988, which Rights are related to shares of Common Stock in the ratio of one Right to one share.
(2) Of this number 1,000,000 shares are being registered for issuance to participants in the Northrop Grumman Savings and Investment Plan (Northrop
Plan) and 300,000 shares are being registered for issuance to participants in the Vought Aircraft Salaried Savings and Investment Plan (Vought Plan). In addition this Registration Statement also covers an indeterminate amount of interests offered or sold pursuant to the Northrop Plan and the Vought Plan.
(3)  Estimated solely for purposes of calculating registration fee.
(4) Registration fee has been calculated pursuant to Rule 457(h) based on the average of the high and low prices of the Northrop Grumman Corporation common stock on the New York Stock Exchange on May 25, 1995, 1995 of $51.50 per share.

Exhibit Index is on Page 9
PART :  INFORMATION REQUIRED IN THE
                                   SECTION 10(a) PROSPECTUS

Item     Plan Information*

Item     Registrant Information*
_________________

    *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with the Note to Part I of Form S-8.


PART II:  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item     Incorporation of Certain Documents by Reference:

    The following documents filed by Northrop Grumman Corporation ("Northrop Grumman" or the "Company"), the Northrop Plan and the Vought Plan with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

    (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

    (b) The Northrop Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1994.

    (c) The Vought Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1994.

    (d) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the registrant document referred to in (a) above.

    (e) The description of the Company's common stock which is contained in the Company's registration statement on Form 8-B dated June 20, 1985 filed under the Exchange Act.

    (f) The description of the Company's Common Stock Purchase Rights which is contained in the Company's registration statement on Form 8-A dated September 22, 1988, including any amendment or report filed for the purpose of updating such description.

    (g) All subsequent documents filed by the Company and the plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference from the date of filing such documents.

Item 4.  Description of Securities

    Not applicable.

Item 5.  Interests of Named Experts and Counsel

    Not applicable.
Item 6.  Indemnification of Directors and Officers

    The Company provides for indemnification of directors, officers, employees and agents of the Company to the fullest extent authorized by Delaware Law.

    A.   Section 145 of the Delaware General Corporation Law provides:

    INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

    (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made
(1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

    (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

    (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

    (g) A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

    (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

    (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

    (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

    (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

    B.   Article V of the Company's By-Laws provides:

    Section 5.01. Right to Indemnification. Each person who was or is made a party, or is threatened to be made a party, to any actual or threatened action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation (hereinafter an "indemnitee") shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, or by other applicable law as then in effect, against all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith. Any person who was or is made a party, or is threatened to be made a party, to any proceeding by reason of the fact that he or she is or was serving at the request of an executive officer of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, shall also be considered an indemnitee for the purpose of this Article. The right to indemnification provided by this Article shall apply whether or not the basis of such proceeding is alleged action in an official capacity as such director, officer, employee or agent or in any other capacity while serving as such director officer, employee or agent. Notwithstanding anything in this
Section 5.01 to the contrary, except as provided in Section 5.03 of this Article with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Corporation.

    Section 5.02. Advancement of Expenses. (a) The right to indemnification conferred in Section 5.01 shall include the right to have the expenses incurred in defending or preparing for any such proceeding in advance of the final disposition (hereinafter an "advancement of expenses") paid by the Corporation; provided, however, that an advancement of expenses incurred by an indemnitee in his or her capacity as a director of officer (and not in any other capacity in which service was or is to be rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking containing such terms and conditions, including the requirement of security, as the Board of Directors deems appropriate (hereinafter an "undertaking'), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise; and provided, further, that an advancement of expenses shall not be made if the Corporation's Board of Directors makes a good faith determination that such payment would violate any applicable law. The Corporation shall not be obligated to advance fees and expenses to a director, officer, employee or agent in connection with a proceeding instituted by the Corporation against such person.
(b) Notwithstanding anything in Section 5.02(a) to the contrary, the right of employees or agents to advancement of expenses shall be at the discretion of the Board of Directors and on such terms and conditions, including the requirement of security, as the Board of Directors deems appropriate. The Corporation may, by action of its Board of Directors, authorize one or more executive officers to grant rights for the advancement of expenses to employees and agents of the Corporation on such terms and conditions as such officers deem appropriate.

    Section 5.03.  Right of Indemnitee to Bring Suit.  If a claim under
Section 5.01 is not paid in full by the Corporation within sixty (60) calendar days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses under Section 5.02 in which case the applicable period shall be thirty (30) calendar days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If the indemnitee is successful in whole or in part in any such suit, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit.

    Section 5.04. Nonexclusivity of Rights. (a) The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provisions of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. Notwithstanding any amendment to or repeal of this Article, any indemnitee shall be entitled to indemnification in accordance with the provisions hereof with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal. (b) The Corporation may maintain insurance, at its expense, to protect itself and any past or present director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the Delaware General Corporation Law. The Corporation may enter into contracts with any indemnitee in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article. (c) The Corporation may without reference to Sections 5.01 through 5.04(a) and (b) hereof, pay the expenses, including attorneys' fees, incurred by any director, officer, employee or agent of the Corporation who is subpoenaed, interviewed or deposed as a witness or otherwise incurs expenses in connection with any civil, arbitration, criminal, or administrative proceeding or governmental or internal investigation to which the Corporation is a party, target, or potentially a party or target, or of any such individual who appears as a witness at any trial, proceeding or hearing to which the Corporation is a party, if the Corporation determines that such payments will benefit the Corporation and if, at the time such expenses are incurred by such individual and paid by the Corporation, such individual is not a party, and is not threatened to be made a party, to such proceeding or investigation.

    C.   Indemnification Agreements:

    The Company provides indemnification agreements to all directors, elected officers and certain other designated persons. The indemnification agreements are intended to provide indemnification to the fullest extent authorized under Delaware and other applicable law. The indemnification agreements set out a procedure for determining compliance with the applicable statutory standard of conduct. A party to an indemnification agreement will be presumed to have met the applicable statutory standard of conduct unless the Company's Board of Directors, stockholders or independent legal counsel determine that the relevant standard has not been met. Under Delaware law no such presumption exists. The indemnification agreements also require the Company to advance litigation expenses at the request of an indemnified person in advance of the final resolution of a proceeding, provided that such person undertakes to repay such advances if it is ultimately determined that he or she is not entitled to indemnification. The indemnification agreements broaden the scope of the Company's indemnification obligations under the By-Laws and make the obligations expressly contractual.

    D.   Insurance:

    The Company maintains and pays the premiums on contracts insuring (a) the Company (with certain exclusions) against any liability to directors and officers it may incur under the indemnity provisions set forth in the By-Laws and individual indemnification agreements with officers and directors and
(b) insuring each director and officer of the Company (with certain exclusions) against liability and expense, including legal fees, which he or she may incur by reason of his relationship to the Company, which cannot otherwise be indemnified by the Company.

Item 7.  Exemption from Registration Claims

    Not applicable.

Item 8.  Exhibits

    Following is a list of Exhibits filed as part of this registration statement:

         Exhibit
         Number              Description

         23.1      Consent of Deloitte & Touche LLP
         23.2      Consent of Ernst & Young LLP
         24.1      Power of Attorney

    An opinion of counsel (Exhibit No. 5) is not being filed since (i) the securities being offered are not original issuance securities and (ii) the Northrop Plan and the Vought Plan are qualified under Section 401 of the Internal Revenue Code and the Company hereby undertakes to submit or cause to be submitted to the Internal Revenue Service in a timely manner all amendments necessary to maintain the qualified status of the plans, and to make all changes required by the Internal Revenue Service to maintain the qualification of the plans.

Item 9   Undertakings

    A.   The undersigned hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by final adjudication of such issue.
SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, in the capacities indicated, thereunto duly authorized, in the City of Los Angeles, State of California, on this 2nd day of June, 1995.


                                  NORTHROP GRUMMAN CORPORATION



                                  By   /s/Sheila M. Gibbons
                                  Sheila M. Gibbons
                                  Corporate Vice President and Secretary

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 2nd day of June, 1995.


SIGNATURE                    TITLE



Kent Kresa*                  Chairman of the Board,
Kent Kresa                   President and Chief Executive
                             Officer

Jack R. Borsting*
Jack R. Borsting             Director

John T. Chain, Jr.*
John T. Chain, Jr.           Director

Jack Edwards*
Jack Edwards                 Director

Barbara C. Jordan*
Barbara C. Jordan            Director

Aulana L. Peters*
Aulana L. Peters             Director

John E. Robson*
John E. Robson               Director

Richard R. Rosenberg*
Richard R. Rosenberg         Director

William F. Schmied*
William F. Schmied           Director

Brent Scowcroft*
Brent Scowcroft              Director

John Brooks Slaughter*
John Brooks Slaughter        Director

Wallace C. Solberg*
Wallace C. Solberg           Director

Richard J. Stegemeier*
Richard J. Stegemeier        Director

Richard B. Waugh, Jr.*
Richard B. Waugh, Jr.        Corporate Vice President and
                             Chief Financial Officer
                             (Principal Financial Officer)

Nelson F. Gibbs*
Nelson F. Gibbs              Corporate Vice President and Controller
                             (Principal Accounting Officer)


*By:    /s/ Sheila M. Gibbons
    Sheila M. Gibbons, Attorney-in-Fact
    pursuant to a power of attorney

    Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plans) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on June 2, 1995.

                             NORTHROP GRUMMAN SAVINGS AND INVESTMENT PLAN

                             By:  Administrative Committee

                             By:  /s/ Rose Mary Abelson
                                  Rose Mary Abelson
                             Title: Member of Administrative Committee


                             VOUGHT AIRCRAFT SALARIED SAVINGS AND
                             INVESTMENT PLAN

                             By:  Administrative Committee

                             By:  /s/ Rose Mary Abelson
                                  Rose Mary Abelson
                             Title: Member of Administrative Committee

INDEX TO EXHIBITS

                                                           Sequentially
Exhibit                                                    Numbered
 Index                                                         Page


 23.1      Consent of Deloitte & Touche LLP                     11
 23.2      Consent of Ernst & Young LLP                         13
 24.1      Power of Attorney                                    15

EXHIBIT 23.1

Consent of Deloitte & Touche LLP





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Northrop Grumman Corporation on Form S-8 of our reports dated February 15, 1995 and May 23, 1995, appearing in the Annual Report on Form 10-K of Northrop Grumman Corporation for the year ended December 31, 1994 and in the Annual Report on Form 11-K of Northrop Grumman Savings and Investment Plan for the year ended December 31, 1994, respectively.


/s/Deloitte & Touche LLP
Deloitte & Touche LLP
Los Angeles, California
June 2, 1995

EXHIBIT 23.2

Consent of Ernst & Young LLP

INDEPENDENT AUDITORS' CONSENT





We consent to the incorporation by reference in this Registration Statement of Northrop Grumman Corporation on Form S-8, pertaining to the Vought Aircraft Salaried Savings and Investment Plan, formerly known as Vought Aircraft Salaried Capital Accumulation Plan, of our report dated May 12, 1995 included in the Annual Report on Form 11-K of Vought Aircraft Salaried Savings and Investment Plan, formerly known as Vought Aircraft Salaried Capital Accumulation Plan, for the year ended December 31, 1994, filed with the Securities and Exchange Commission.







/s/  Ernst & Young LLP
    Ernst & Young LLP
    Dallas, Texas
    June 2, 1995
EXHIBIT 24.1

Power of Attorney

POWER OF ATTORNEY
Filing of Registration Statement on Form S-8


KNOWN ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of NORTHROP GRUMMAN CORPORATION, a Delaware corporation, (the "Company"), nominate, constitute and appoint RICHARD R. MOLLEUR and SHEILA M. GIBBONS, and each of them, acting or signing singly, as his or her agents and attorneys-in-fact, in his or her respective name in the capacity indicated below to execute and/or file (1) a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Act"), in connection with the registration under the Act of securities which are proposed to be offered to participants of the Northrop Grumman Savings and Investment Plan and the Vought Aircraft Salaried Savings and Investment Plan; and (2) any one or more amendments to any part of the foregoing registration statement, including any post-effective amendments or appendices or supplements that may be required to be filed under the Act to keep such registration statement effective or to terminate its effectiveness (including the financial statements, prospectus, schedules and all exhibits and other documents filed therewith or constituting a part thereof).

Further, the undersigned do hereby authorize and direct the said agents and attorneys-in-fact to take any and all actions and execute and file any and all documents with the Securities and Exchange Commission ("SEC:), or State Regulatory Agency, necessary, proper or convenient in their opinion to comply with the Act and the rules and regulations or orders of the SEC, or State Regulatory Agency, adopted or issued pursuant thereto, including the making of any requests for acceleration of the effective date of said registration statement, to the end that the registration statement of the Company shall become effective under the Act and any other applicable law.

Finally, each of the undersigned does hereby ratify, confirm and approve each and every act and document which the said appointed agents and attorneys-in-fact may take, execute or file pursuant thereto with the same force and effect as though such action had been taken or such document had been executed or filed by the undersigned, respectively.

This Power of Attorney shall remain in full force and effect until revoked or superseded by written notice filed with the SEC.

IN WITNESS WHEREOF, each of the undersigned has subscribed these presents this 17th day of May, 1995.

/s/Kent Kresa                Chairman of the Board, President
Kent Kresa                   and Chief Executive Officer and
                             Director (Principal Executive Officer)

/s/Jack R. Borsting          Director
Jack R. Borsting

/s/John T. Chain, Jr.        Director
John T. Chain, Jr.

/s/Jack Edwards              Director
Jack Edwards

/s/Barbara C. Jordan         Director
Barbara C. Jordan

/s/Aulana L. Peters          Director
Aulana L. Peters

/s/John E. Robson            Director
John E. Robson

/s/Richard M. Rosenberg      Director
Richard M. Rosenberg

/s/William F. Schmied        Director
William F. Schmied

/s/Brent Scowcroft           Director
Brent Scowcroft

/s/John Brooks Slaughter     Director
John Brooks Slaughter

/s/Wallace C. Solberg        Director
Wallace C. Solberg

/s/Richard J. Stegemeier     Director
Richard J. Stegemeier

/s/Richard B. Waugh, Jr.     Corporate Vice President and
Richard B. Waugh, Jr.        Chief Financial Officer
                             (Principal Financial Officer)

/s/Nelson F. Gibbs           Corporate Vice President and
Nelson F. Gibbs              Controller (Principal Accounting
                             Officer)